                                                                         EX-24.1

                               POWER OF ATTORNEY

                            MELLON BANK CORPORATION



Know all men by these presents, that each person whose signature appears below constitutes and appoints James M. Gockley and William E. Marquis, and each of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the registration of up to $1.5 billion aggregate principal amount of senior and/or subordinated debt securities and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS the due execution hereof by the following persons in the capacities indicated on this 21st day of March, 1995.


       FRANK V. CAHOUET                          CHARLES A. CORRY
Frank V. Cahouet, Director and            Charles A. Corry, Director
  Principal Executive Officer



       BURTON C. BORGELT                         C. FREDERICK FETTEROLF
Burton C. Borgelt, Director               C. Frederick Fetterolf, Director



       CAROL R. BROWN                            IRA J. GUMBERG
Carol R. Brown, Director                  Ira J. Gumberg, Director



       J. W. CONNOLLY                            PEMBERTON HUTCHINSON
J. W. Connolly, Director                  Pemberton Hutchinson, Director
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       ROTAN E. LEE                              W. KEITH SMITH
Rotan E. Lee, Director                    W. Keith Smith, Director


       ANDREW W. MATHIESON                       HOWARD STEIN
Andrew W. Mathieson, Director             Howard Stein, Director



       EDWARD J. McANIFF                         JOAB L. THOMAS
Edward J. McAniff, Director               Joab L. Thomas, Director



       ROBERT MEHRABIAN                          WESLEY W. VON SCHACK
Robert Mehrabian, Director                Wesley W. von Schack, Director



       SEWARD PROSSER MELLON                     WILLIAM J. YOUNG
Seward Prosser Mellon, Director           William J. Young, Director



       DAVID S. SHAPIRA
David S. Shapira, Director

                                                                         EX-24.1


                               POWER OF ATTORNEY

                           MELLON FINANCIAL COMPANY


     Know all men by these presents, that each person whose signature appears below constitutes and appoints James M. Gockley and Ann M. Sawchuck and each of them such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, with respect to the issuance and registration of up to $1.5 billion of debt securities, wherein Mellon Financial Company is a registrant, and any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     WITNESS the due execution hereof by the following persons in the capacities indicated on this 22nd day of August, 1995.


W. KEITH SMITH
W. Keith Smith
Director

STEVEN G. ELLIOTT
Steven G. Elliott
Director and Principal Executive Officer


MICHAEL K. HUGHEY
Michael K. Hughey
Director